                         EXELON GENERATION COMPANY, LLC

                           6.95% SENIOR NOTES DUE 2011

No. 1                                                            $700,000,000.00
                                                           CUSIP No. 30161M AB 9

          Exelon Generation Company, LLC, a limited liability company duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received and intending to be legally bound hereby, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth above or such other principal sum on the schedule attached hereto (which shall not exceed U.S. $700,000,000) (which principal amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on June 15, 2011, and to pay interest thereon from June 14, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for on the Original Securities, semi-annually on June 15 and December 15 in each year commencing December 15, 2001 at the rate of 6.95% per annum, until the principal hereof is paid or made available for payment.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. If any Interest Payment Date falls on a day that is not a Business Day, it shall be postponed to the following Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          If this Security is issued in the form of a Global Security, payments of the principal of (and premium, if any) and interest on this Security shall be made in immediately available funds to the Depositary. If this Security is issued in certificated form, payment of the principal of (and premium, if any) and interest on this Security will be made at the corporate trust office of the Trustee or at the office of the Company in New York, New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _________, 2002

                                      EXELON GENERATION COMPANY, LLC

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

Attest:


--------------------------------
Name:
Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series referred to in the within-mentioned Indenture.

                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                      AS TRUSTEE

                                      By:
                                          --------------------------------------
                                             AUTHORIZED OFFICER

                              [Reverse of Security]

          This Security is one of a duly authorized issue of Exchanged Securities of the Company designated as its 6.95% Senior Notes due 2011 (herein called the "Securities"), issued under an Indenture, dated as of June 1, 2001 (herein called the "Indenture"), between the Company and First Union National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). The Securities will be unlimited in aggregate principal amount. The Securities will initially be issued in an aggregate principal amount of $700,000,000. The Company may, without the consent of the Holders, create and issue additional Securities (the "Additional Securities") ranking equally with the Original Securities and otherwise similar in all respects so that the Additional Securities shall be consolidated and form a single series with the Securities. The Company may not issue Additional Securities if an Event of Default shall occur and be continuing with respect to the Securities. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Securities to be redeemed, plus accrued interest to the Redemption Date, or (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate plus 25 basis points, plus accrued interest to the Redemption Date.

          The Redemption Price will be calculated assuming a 360-day year consisting of twelve 30-day months.

          "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities that would be used, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

          "Comparable Treasury Price" means, with respect to any Redemption
Date: (a) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

          "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

          "Reference Treasury Dealer" means (a) each of Salomon Smith Barney Inc., Credit Suisse First Boston Corporation and Banc One Capital Markets, Inc. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that Redemption Date.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Securities do not have the benefit of any sinking fund obligations.

          In the event of a deposit or withdrawal of an interest in this Security (including upon an exchange, transfer, redemption or repurchase of this Security in part only) effected in accordance with the Applicable Procedures, the Security Registrar, upon receipt of notice of such event from the Depositary's custodian for this Security, shall make an adjustment on its records to reflect an increase or decrease of the Outstanding principal amount of this Security resulting from such deposit or withdrawal, as the case may be.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 50% in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of the same tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof as provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of the same tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest (other than Special Interest) on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                 ASSIGNMENT FORM

If you, the holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

----------------------------------------------
(Insert assignee's social security or tax ID number)

-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for such agent.

Date:                             Your Signature:

---------------                   ----------------------------------------------
                                  (Sign exactly as your name appears on
                                  the other side of this Note)

                                  By:
                                      ------------------------------------------
                                  NOTICE: To be executed by an executive officer

Signature Guarantee:

        SCHEDULE OF INCREASES OR DECREASES IN REGISTERED GLOBAL SECURITY

     The following increases or decreases in this Registered Global Security have been made:

                                                                         Principal Amount of this           Signature of
                 Amount of decrease In        Amount of Increase in     Registered Global Security      authorized officer of
  Date of       Principal Amount of this     Principal Amount of this            following              Trustee or Securities
 Exchange      Global Registered Security   Global Registered Security   such decrease or increase            Custodian
----------     --------------------------   --------------------------  --------------------------      ----------------------